UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

EDISON MISSION ENERGY
(Exact name of registrant as specified in its charter)

DELAWARE    333-68630    95-4031807
(State or other jurisdiction of    (Commission file    (I.R.S. employer
incorporation)    number)    identification no.)

3 MacArthur Place, Suite 100
Santa Ana, California 92707
(Address of principal executive offices, including zip code)

714-513-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Edison Mission Energy’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent Quarterly Reports on Form 10-Q.

Section 8 – Other Events
Item 8.01 Other Events.

On December 21, 2011, Edison Mission Group issued a press release announcing that Edison Mission Energy has closed a $242 million financing for a portfolio of three contracted wind projects in two states representing 204 megawatts (MW) of generation capacity. Edison Mission Energy is attaching a copy of the press release as Exhibit 99.1 to this Current Report on Form 8-K. Such information is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	Press Release of Edison Mission Group, dated December 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

Date:	December 21, 2011	/s/ Maria Rigatti
MARIA RIGATTI Senior Vice President and Chief Financial Officer